SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2006

PORTAL SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25829	77-0369737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10200 South De Anza Boulevard

Cupertino, CA 95014

(Address, including zip code, of principal executive offices)

(408) 572-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 23, 2006, Portal Software, Inc. (the “Registrant”) entered into Severance Agreements (the ”Agreements”) with Larry Bercovich and Steve Zielenski, as approved by the Compensation Committee of the Registrant’s Board of Directors. The Agreements are a replacement to the Change of Control Agreements previously in effect for these individuals but not renewed in November 2005. The new Agreements will remain in effect until December 31, 2008.

The terms of the Agreements provide, in pertinent part, that in the event of an involuntary termination of Messrs. Bercovich’s or Zielenski’s employment with Registrant without Cause at anytime or a termination by Messrs. Bercovich or Zielenski for Good Reason during the period commencing with the execution of a definitive agreement relating to a change in control of the Registrant by merger, consolidation, sale of all or substantially all of the assets or capital stock of Registrant or a change in the composition of a majority of the Board of Directors in connection with certain contested elections and ending twelve months after the consummation of that change in control event or (if earlier) the termination of the definitive agreement, Messrs. Bercovich and Zielenski will each be entitled to the following: (1) a cash severance equal to base salary of one (1) year to be paid in twelve (12) successive equal monthly installments over the one (1) year period following date of termination; (2) each outstanding option granted prior to November 18, 2005 to the extent outstanding at that time but not fully exercisable, will immediately accelerate and become exercisable; (3) restricted stock units awarded prior to November 18, 2005 shall fully vest and the underlying shares shall become immediately issuable; (4) Registrant will, at its expense, continue to provide Messrs. Bercovich and Zielenski, and their eligible dependents with healthcare coverage under Registrant’s medical and dental plans until the earlier of (i) expiration of the twelve (12) month period measured from the date of termination or (ii) the first date covered under another employer’s health benefit program which provides substantially the same level of benefits without exclusion for pre-existing medical conditions; and (5) to the extent any bonuses which have been earned but remain unpaid at the time of termination, those bonuses shall be paid within ten (10) business days following termination date or at such later date as is necessary. The severance benefits will be subject to the individual’s compliance with certain restrictive covenants and execution of a general release in favor of the Registrant.

Aforementioned capitalized terms are defined in the form of Severance Agreement attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1      Form of Severance Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTAL SOFTWARE, INC.

Dated: January 27, 2006	By:	/s/ Larry Bercovich
Larry Bercovich
SVP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Form of Severance Agreement.